FIRST AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT effective as of October 23, 2019, to the Distribution Agreement, dated as of January 18, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”)and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”), and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the Jensen Global Quality Growth Fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the Distributer and the Trust and, if required under Investment Company Act of 1940, as amended, approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	The First paragraph of the Agreement shall be replaced in its entirety with the following paragraph:

THIS AGREEMENT is made and entered into as of the 18th day of January, 2010, by and between the TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust, (the “Trust”) on behalf of its series listed in Exhibit A hereto, and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”). Jensen Investment Management, Inc., an Oregon corporation and investment advisor to the Trust (the “Advisor”), is a party hereto with respect to Section 5 only.

2.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with First Exhibit A attached hereto.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

Signatures on the following page
TRUST FOR PROFESSIONAL MANAGERS    QUASAR DISTRIBUTORS, LLC

By:________________________________        By:______________________________
Name:_____________________________        Name: Teresa Cowan
Title:______________________________        Title: President
Date:                             Date:

FIRST AMENDED EXHIBIT A
Distribution Agreement
Fund Names

Name of Series

Jensen Value Fund
Jensen Global Quality Growth Fund

Jensen